CUSTODY AGREEMENT


This Custody Agreement (the "Agreement"), executed this 3rd day of February, 2003, by and between National City Bank, a national banking association organized and existing under the laws of the United States of America (the "Custodian") and The Advisors Inner Circle Fund, a Masschusetts business trust, (the "Fund");

                                   WITNESSETH:

The Custodian shall establish and maintain a custody account (the "Account") for and in the name of the Fund and hold therein all securities deposited with or collected by the Custodian acting as custodian for the Account. The terms "Security" or "Securities" shall mean any negotiable or non-negotiable investment instrument(s) commonly known as a security or securities in banking custom or practice, and so long as held by the Custodian, all income therefrom and all cash deposited by, or for the account of, the Fund. The Custodian agrees to open the Account and hold all Securities and other property, from time to time, deposited with or collected by the Custodian for the Account, subject to the terms and conditions of this Agreement, as the same may be amended from time to time.


SECTION 1.  ACCEPTANCE OF SECURITIES

(a) The Custodian shall accept delivery from and on behalf of the Fund of such Securities as shall, from time to time, be acceptable to it. Any Securities now held by the Custodian for the Fund under a prior custody agreement shall be deemed to have been deposited hereunder. Custodian may hold any Securities delivered hereunder through any affiliate of the Custodian, provided that the Custodian shall have the same resposibilities and liabilities for Securities held for the account of the Fund at an affiliate of the Custodian as it would if it held the Securities directly.

(b) The Custodian shall supply to the Fund from time to time as mutually agreed a written statement with respect to all of the Securities held in the Account established hereby. In the event that the Fund does not inform the Custodian in writing of any exceptions or objections within a reasonable time after receipt of such statement, the Fund shall be deemed to have approved such statement.

(c) The Custodian shall segregate and identify on its books and records as belonging to the Fund all Securities delivered by or for the account of the Fund which are held by the Custodian.

(d) The Fund authorizes the Custodian, for any Securities held hereunder, to use the services of any United States central securities depository it deems appropriate and where it may hold any of its own Securities, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System. The term "central securities depository" shall also include any

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depository service which acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred by bookkeeping entry without physical delivery of security certificates. Placement by the Custodian of Securities into a central securities depository or safekeeping facility shall neither augment nor diminish the Custodian's duties or obligations under any other paragraph of this Agreement, provided that the Custodian shall have no liability for the acts or failure to act of any such central securities depository.

(e) The Custodian is authorized to re-register the Securities in the name of the Custodian or its nominee unless alternative and acceptable registration instructions are furnished by the Fund.


SECTION 2.  STANDARD OF CARE

The Custodian shall exercise due care in receiving, holding and handling the Securities and will give to such Securities the same care and safeguards as are afforded similar property owned by the Custodian. The Custodian will exercise the due care expected of a professional custodian for hire with respect to the Securities in its possession or control.


SECTION 3.  FUND DUTIES

The Fund shall provide the Custodian with a written certificate containing the specimen signatures of each person authorized to act and give direction on behalf of the Fund ("Authorized Representative") and signed by the President or any Vice President of the Fund. The Custodian shall be entitled to rely upon such certificate until notified otherwise by the Fund in writing.

The Custodian is further authorized to rely upon any written instructions or instructions received by any other means and identified as having been given or authorized by any person named to the Custodian as authorized to give written instructions, regardless of whether such instructions shall in fact have been authorized or given by any of such persons, provided that the Custodian and the Fund shall have agreed in writing upon the means of transmission and the method of identification for such instructions. Instructions received by any other means shall include verbal instructions, provided that any verbal instruction shall be promptly confirmed in writing. In the event verbal instructions are not subsequently confirmed in writing, as provided above, the Fund agrees to hold the Custodian harmless and without liability for any claims or losses in connection with such verbal instructions. Notwithstanding the above, instructions for the withdrawal of securities "free of payment" shall be given only in writing, manually signed by any two such authorized persons.

The Fund may appoint one or more investment managers ("Investment Managers") with respect to the Account. The Custodian is authorized to act upon instructions received from any Investment Manager to the same extent that the Custodian would act upon the instructions of the Fund, provided that the

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Custodian has received copies of the instruments appointing the Investment
Manager and written confirmation from the Investment Manger evidencing its acceptance of such appointment, or other evidence satisfactory to Custodian.

If the Fund should choose to have telecommunication or other means of direct access to the Custodian's reporting system for Securities in the Account, pursuant to paragraph (e) of Section 4, the Custodian is also authorized to rely and act upon any instructions received by it through a terminal device, provided that such instructions are accompanied by code words which the Custodian has furnished to the Fund, or its personnel by any method mutually agreed to by the Custodian and the Fund, and which the Custodian shall not have then been notified by the Fund or any such delegate to cease to recognize regardless whether such instructions shall in fact have been given or authorized by the Fund or any such person. The Fund's delegates shall be named by a certificate provided to the Custodian from time to time by the Fund.

In the event that the Custodian shall receive conflicting instructions from Fund regarding any particular transaction, Custodian shall have no duty to attempt to resolve such conflict. Custodian shall rely upon the instruction first received by Custodian and Custodian is hereby held harmless from all consequences of such reliance.


SECTION 4.  CUSTODIAN DUTIES

(a) The Custodian shall receive or deliver, or shall instruct any other entity authorized to hold Securities hereunder to receive or deliver, Securities and credit or debit the Fund's Account, in accordance with properly authorized instructions from the Fund. The Custodian or such entity shall also receive in custody all stock dividends, rights and similar securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Fund may direct in properly authorized instructions.

(b) The Fund may from time to time place orders with the Custodian to buy or sell Securities. The Custodian or any entity authorized to hold Securities in accordance with Sections 1 or 5 hereof may refer each such order to any broker or sub-agent of its choice, including any affiliate of the Custodian, unless otherwise specified, and shall have no liability or responsibility whatsoever for any error, neglect or default of any such broker or sub-agent or for mutilations, interruptions, omissions, errors or delays occurring in the mails, electronic communications, or on the part of any telegraph, cable or wireless company, or any employee of such company, or by reason of any cause beyond its control. In placing such orders, the Fund may from time to time place special orders with the Custodian, and the Custodian will, as agent of the Fund, undertake the purchase or sale of the Securities as set out above, provided that if the order is for the purchase or sale of obligations of the United States Government or its agencies, or municipal bonds, the Custodian may act as principal. The Fund hereby agrees, with respect to all purchases, that immediately available funds for settlement will be on deposit by settlement date. Further, the Fund agrees to provide specific instructions regarding the deposit or delivery of all such Securities to the Custody Account.

(c) All cash received or held by the Custodian acting as custodian or by any entity authorized to hold the Securities hereunder as interest, dividends, proceeds from transfer, and other payments for or with respect to the Securities shall be (i) held in a cash account, or (ii) in accordance with properly authorized instructions received by the Custodian, remitted to the Fund.

(d) If the Custodian has in place a system for providing telecommunication or other electronic access or other means of direct access by customers to the Custodian's reporting system for Securities in the Custody Account, then upon separate agreement between Custodian and Fund, the Custodian shall provide such service to the Fund.

(e) During the Custodian's regular banking hours and upon receipt of reasonable notice from the Fund, any officer or employee of the Fund, any independent accountant(s) selected by the Fund and any person designated by any regulatory authority having jurisdiction over the Fund shall be entitled to examine on the Custodian's premises, the Securities held by the Custodian on its premises, but only upon the Fund's furnishing the Custodian with properly authorized instructions to that effect, provided, such examination shall be consistent with the Custodian's obligations of confidentiality to other parties. The Custodian's costs and expenses in facilitating such examinations, including but not limited to the cost to the Custodian of providing personnel in connection with examinations shall be borne by the Fund, provided that such costs and expenses shall not be deemed to include the Custodian's costs in providing to the Fund
(i) the "single audit report" of the independent certified public accountants engaged by the Custodian, and (ii) such reports and documents as the Agreement contemplates that the Custodian shall furnish routinely to the Fund.

The Custodian shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Custodian maintains the physical possession of any of the Securities in the Custody Account such records of such entity relating to the Custody Account as may be required by the Fund or its agents in connection with an internal examination by the Fund of its own affairs. Upon a reasonable request from the Fund, the Custodian shall use its best efforts to furnish to the Fund such reports (or portions thereof) of the external auditors of each such entity as related directly to such entity's system of internal accounting controls applicable to its duties under its agreement with the Custodian.

(f) The Custodian shall upon request supply to the Fund from time to time, written operational procedures which shall govern the day to day operations of the account. Such operating procedures are hereby incorporated herein by reference.

(g) The Custodian will transmit to the Fund upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of the Securities, and all information relating to exchange or tender offers received from offerors with respect to the Securities. Proxies will be executed by the registered holder if the registered holder is other than the Fund, but the manner in which the Securities are to be voted will not be indicated. Specific instructions regarding proxies will be provided when necessary. The Custodian shall not vote any of the Securities or authorize the voting of any Securities or give any consent or take any other action with respect hereto, except as provided herein.

The Custodian is authorized to accept and open in the Fund's behalf all mail or communications received by it or directed in its care.

(h) In the event of tender offers, the Fund shall mail or telefax instructions to the Custodian as to the action to be taken with respect thereto or telephone such instructions to its National City Bank account administrator at the Custodian, designating such instruction as being related to a tender offer. The Fund shall deliver to the Custodian, by 4:00 p.m., Cleveland, Ohio time on the following calendar day, written confirmation, including telefax, provided such telefax is on the letterhead of the Fund and signed by an authorized person, of telephonic instructions. The Fund shall hold the Custodian harmless from any adverse consequences of the Fund's use of any other method of transmitting instructions relating to a tender offer.

The Fund agrees that if it gives an instruction for the performance of an act on the last permissible date of a period established by the tender offer or for the performance of such act or that if it fails to provide next day written confirmation of an oral instruction, the Fund shall hold the Custodian harmless form any adverse consequences of failing to follow said instructions.

(i) The Custodian shall promptly notify the Fund of any calls for redemption, mergers, tenders, consolidations, reorganizations, recapitalizations, or similar proceedings affecting domestic Securities (other than those Securities registered in the Fund's name) held in the Account, provided notice of such proceedings appears in standard New York financial publications or a service to which the Custodian subscribes. The Custodian shall not be liable for late presentation of such items when the Fund has failed to timely instruct the Custodian in writing. Should any Security held in a central securities depository be called for a partial redemption by the issuer of such Security, the Custodian is authorized, in its sole discretion, to allot the called portion to the respective holders in any manner it deems fair and equitable.

(j) The Custodian shall present all maturing bonds and coupons for collection and is authorized to receive payment of income and principal on other items in accordance with their terms. All funds so collected shall be credited to the Account or remitted in accordance with the instructions of the Fund.


SECTION 5.  FOREIGN SECURITIES

(a) The Custodian shall not hold Securities which are issued by foreign governments or foreign companies or which principal trading market is located outside the United States ("Foreign Securities") hereunder.


SECTION 6.  FEES AND EXPENSES

(a) The Fund agrees to promptly pay upon receipt of an invoice from Custodian the fees and expenses set forth therein. Fees and expenses for the services to be rendered under this Agreement shall be as set forth in Exhibit A attached hereto, as such may be amended from time to time, effective upon 90 days prior written notice of Custodian to the Fund. In addition, if the Custodian advances securities to the Fund for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may rise for its or its nominee's negligent action, negligent failure to act, or willful misconduct, Fund shall immediately reimburse the Custodian, or its nominee, for such advances, taxes, charges, expenses, assessments, claims or liabilities, or replace such securities.

(b) The Custodian may, in its sole discretion, advance funds on behalf of the Fund which results in an overdraft because the monies held in the Account are insufficient to pay the total amount payable upon purchase of Securities as instructed. Any such overdrafts shall be deemed to be a loan made by the Custodian to the Fund payable promptly upon demand and bearing interest at National City Bank's prime rate plus two percent per annum from the date incurred. Custodian shall have no obligation to advance funds on behalf of Fund.

(c) The Custodian shall have a lien on the Securities in the Custody Account to secure payment of such fees and expenses, taxes, advances and other charges incurred under this Section. The Fund agrees that the Custodian's lien shall be a continuing lien and security interest in and on any Securities at any time held by or through it in accordance with this Agreement, for the benefit of the Fund or in which the Depositor may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting on the Custodian's behalf including, but not limited to, Securities purchased by Custodian for the Fund hereunder and the proceeds thereof. Upon failure by the Fund to cure any overdraft amounts, or to reimburse the Custodian promptly after the request for payment, the Custodian may immediately and without further notice dispose of Securities to the extent necessary to obtain reimbursement. The Custodian shall have all of the rights and remedies of a secured creditor under the Uniform Commercial Code, as in effect in the State from time to time with respect to the Securities.


SECTION 7.  INVESTMENT RESPONSIBILITY

The Custodian is under no duty to (i) advise the Fund relative to the investment, purchase, retention, sale, or other disposition of any Securities held hereunder; (ii) supervise the Fund's investments, purchases or sales; (iii) invest, or see to the investment of, any cash proceeds or other cash deposited hereunder and held by Custodian; or (iv) determine whether any investment or sale made for the account of Fund, except for those made by the Custodian pursuant to Section 4(b) hereof, is made in conformity with Fund's understandings. The Custodian's duties hereunder are strictly ministerial in nature and are limited to those duties expressly set forth in this Agreement. Nothing in this Agreement shall be construed to impose fiduciary responsibilities on the Custodian.

SECTION 8.  CUSTODIAN POWER OF ATTORNEY

The Custodian is authorized and empowered in the name of and on behalf of the Fund to execute any certificates of ownership or other instruments which are or may hereafter be required by any regulations of the United States or any state or political subdivision thereof, so that the Custodian may fulfill its obligations hereunder as required in connection with any Securities.

SECTION 9.  AMENDMENTS

Except as otherwise provided hereby, the parties may make amendments to the Agreement from time to time, provided that any such amendment shall be reduced to writing and shall be executed as an addendum to this Agreement in the same manner as this Agreement has been executed.


SECTION 10.  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.


SECTION 11.  COMPLETENESS OF AGREEMENT

This Agreement along with a copy of the fee schedule constitutes the full and complete agreement between the Custodian and Fund, and no other understanding or agreement, whether written or oral shall bind either of the parties hereto. The headings of Sections of this Agreement are for convenience only and have no effect on a party's responsibilities or liabilities.


SECTION 12.  GOVERNING LAWS

This Agreement shall be governed by the applicable laws of the State of Ohio (the "State").


SECTION 13.  TERMINATION

This Agreement may be terminated by either the Fund or the Custodian upon at least ninety (90) days prior written notice to the other. The Fund shall have a period of thirty (30) days from the date of the last and final accounting provided by the Custodian to make any objection or claim, and failure to do so within the thirty (30) day period shall be deemed by the parties hereto to constitute accord and satisfaction. As soon as practicable following termination of this agreement, Custodian shall deliver all Securities in accordance with Fund's written instructions.


SECTION 14.  NOTICES

It shall be sufficient service of any notice, request, authorization, complaint, demand or other paper required under this Agreement to be given or filed with the Custodian or Fund if the same shall be sent via facsimile (with confirmation received) and duly mailed by first class mail with postage prepaid addressed as follows:

(a) If to the Custodian:

         National City Bank
         Attention:  Karen Franklin
         101 W. Washington Street
         Indianapolis, IN  46255
         Phone number:     317-267-7025
         Facsimile number: 317-267-3685


(b) If to the Fund:

         The Advisors' Inner Circle Fund
         Attention: Todd Cipperman
         One Freedom Valley Drive
         Oaks, PA 19456

IN WITNESS WHEREOF, the parties thereto executed this Agreement as of the day and year first above-written.

                                           TRUST:
                                           The Advisors' Inner Circle Fund

ATTEST:                                    By:  /s/ John Munch
                                                --------------------------------

/s/ Vicky M. Cotugno                       Title:  Vice President and Asst. Sec.
----------------------------                       -----------------------------



                                           CUSTODIAN:
                                           National City Bank


ATTEST:                                    By:  /s/ Gary Canter
                                                --------------------------------

/s/ Barbara Lance                          Title:  Vice President
---------------------------                        -----------------------------




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                                    Exhibit A

                                  FEE SCHEDULE

Annual Fee:       .0050% basis points of Market Value Billed and Charged Monthly